Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q of RadioShack Corporation (the “Company”) for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dorvin D. Lively, Executive Vice President – Acting Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer, as the principal executive and financial officer of the Company, certify to my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Dorvin D. Lively
Dorvin D. Lively
Executive Vice President – Interim Chief Executive Officer,
Chief Financial Officer and Chief Administrative Officer
(principal executive and financial officer)
October 23, 2012

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.